UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      September 15, 2004

BIO-KEY INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

1-13463	41-1741861

(Commission File Number)	(I.R.S. Employer Identification No.)

1285 Corporate Center Drive, Suite 175, Eagan, MN	55121

(Address of Principal Executive Offices)	(Zip Code)

(651) 687-0414

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02   Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On September 15, 2004, BIO-key International, Inc. (the “Company”) issued a press release announcing the appointment of Harlan Plumley to serve as the Chief Financial Officer of the Company to be effective November 1, 2004. Mr. Plumley will succeed Gary Wendt, the current Chief Financial Officer of the Company, who will retire on November 1, 2004.

        In connection with his appointment, we entered into a one year employment agreement with Mr. Plumley (the “Employment Agreement”). The Employment Agreement provides for an annual base salary of $190,000 and a performance bonus payable at the sole discretion of the Company. Unless terminated at least 30 days prior to the end of the term, the Employment Agreement automatically renews for successive one year terms. In the event that Mr. Plumley is terminated without cause, Mr. Plumley will receive severance payment equal to his base salary for the greater of 6 months and that number of months prior to the end of the term. The Employment Agreement contains standard and customary confidentiality, non-compete and work made for hire provisions.

        Upon execution of the Employment Agreement, we issued Mr. Plumley a stock option (the “Option”) to purchase 200,000 shares of common stock, $0.01 par value per share, at an exercise price of $1.05 per share, the last sale price of our common stock as reported on the OTC Bulletin Board on the date of grant. The Option has a term of seven (7) years and vests in three equal annual installments commencing on September 15, 2005.

        Mr. Plumley, 52, served as the chief financial officer of Lightbridge, Inc., a publicly traded software and services company, from May 2000 until July 2004. At Lightbridge, Mr. Plumley led corporate restructurings, reducing costs and repositioning the company for strategic growth, and managed three major acquisitions. Prior to Lightbridge, Mr. Plumley served as the chief financial officer of Marcam Solutions, a publicly traded software company, from April 1997 through February 2000. At Marcam Solutions, Mr. Plumley was responsible for managing all aspects of worldwide financial operations, including investor relations, SEC compliance, information technology, banking and serving on the boards of international subsidiaries. Mr. Plumley is a graduate of the State University of New York at Buffalo and earned an MBA from Northeastern University. Mr. Plumley has been a frequent speaker at investor conferences and public forums.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-KEY INTERNATIONAL, INC.

Date: September 21, 2004	By: /s/ Michael W. DePasquale

Michael W. DePasquale
Chief Executive Officer